Exhibit 10.4

THE HANOVER INSURANCE GROUP, INC.

2006 LONG-TERM INCENTIVE PLAN

INCENTIVE COMPENSATION DEFERRAL AND CONVERSION AGREEMENT

This Incentive Compensation Deferral and Conversion Agreement (the “Agreement”) is entered into as of <GRANT DATE> (the “Effective Date”), and is between <PARTICIPANT NAME> (hereinafter referred to as the “Participant” or “you”) and The Hanover Insurance Group, Inc., a Delaware corporation (hereinafter referred to as the “Company”). Capitalized terms used without definition herein shall have the meaning set forth in The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (the “Plan”).

PREAMBLE

WHEREAS, the Participant may, in the future, receive a cash payment pursuant to the Company’s 200__ Short-Term Incentive Compensation Program (the “200__ IC Program”); and

WHEREAS, such compensation qualifies as performance based compensation as defined in Internal Revenue Code Section 162(m) (“Section 162(m)”), and was substantially at risk at the time the Participant made an election to defer and convert a portion of his/her 200__ IC Program award (the “Gross Employee Deferral”) pursuant to the terms and conditions of this Agreement. Such deferral was made on or prior to June 30, 200__ pursuant to the Participant’s deferral form, a copy of which is available for reference in the Human Resources Department. The amount remaining after deducting any applicable taxes from the Gross Employee Deferral is hereinafter referred to as the “Basic Deferred Amount”); and

WHEREAS, the Company will add to the Basic Deferred Amount a sum equivalent to 15% of the Gross Employee Deferral (the “15% Premium”). The Basic Deferred Amount and the 15% Premium, in the aggregate, is hereinafter referred to as the “Combined Deferred Amount”; and

WHEREAS, the Combined Deferred Amount shall be converted into such number of Restricted Stock Units (rounded to full units) (the “RSUs”) as are determined by dividing the Combined Deferred Amount by the closing price per share of the Stock as reported on the New York Stock Exchange (“NYSE”) on the date the 200__ IC Program award would otherwise be paid to Participant (the “IC Payment Date”);

WHEREAS, the RSUs shall be restricted for a period of three (3) years in accordance with the terms and conditions of this Agreement; and

WHEREAS, when the restrictions lapse on the RSUs, each unit shall be converted into one share of Stock (the “Shares”); and

WHEREAS, if, at the time the RSUs vest, the Participant is, in the sole opinion of the Company, a Covered Employee, as that term is currently used or as may be defined in Section 162(m) (a “Covered Employee”), then the Shares will be deferred pursuant to the terms of this Agreement until the Shares may be distributed to the Participant without the deductibility of such distribution being limited by the provisions of Section 162(m).

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

1.01 “Beneficiary” shall mean any person, corporation or trust, or combination of these, last designated by the Participant, in writing, and filed with the Company by the Participant during his/her lifetime. Any such designation or designations shall be revocable at any time or times, without the consent of any beneficiary, by a written instrument or nomination of beneficiary made by the Participant and similarly filed with the Company by him/her during his/her lifetime. In the absence of living designated beneficiaries, the RSUs and any other sums due hereunder shall be distributed to the Participant’s estate pursuant to the terms hereof in one single distribution.

1.02 “Interest Rate” shall mean the percentage used in determining the amount of Interest each year, or the interest payable under Section 2.06 of this Agreement. The Interest Rate shall be the annual GATT rate of interest or a permissible equivalent rate determined by the Company as set forth in IRS Notice 96-8. The applicable rate shall be in effect for the succeeding calendar year.

1.03 “Interest” shall mean the amount credited to any dividends or accrued interest payable in connection with the Shares and deferred pursuant to the terms of this Agreement.

1.04 “Account” shall mean a special memorandum account created by the Company on its books to reflect the RSUs or other amounts due to the Participant pursuant to the terms of this Agreement.

1.05 “Dividend Equivalents” shall mean an amount equivalent to any dividends declared in connection with Shares prior to the vesting of the RSUs and subsequent issuance of the Shares.

1.06 “Deferred Dividend Equivalent” shall mean any Dividend Equivalents deferred hereunder plus interest at the Interest Rate accrued on such Dividend Equivalents compounded annually.

1.07 “Internal Revenue Code” shall mean the Internal Revenue Code of 1986 (as amended).

ARTICLE II
Deferral and Conversion

2.01 The Participant has elected to defer, as set forth in the Participant’s 200__ Deferral/Conversion Election Form, a portion of his/her 200__ IC Program award. The Participant further agrees to the conversion of the Basic Deferral Amount into RSUs. Such conversion shall be made using the closing price per share of the Stock on the NYSE on the IC Payment Date.

2.02 The Company agrees to add to the Basic Deferred Amount the 15% Premium plus an amount equal to the amount needed to round any fractional RSU to a whole RSU. The Participant further agrees to the conversion of the 15% Premium into RSUs. Such conversion shall be made using the closing price per share of the Stock on the NYSE on the IC Payment Date.

2.03 If at the time the restrictions under the RSUs lapse, the Participant is a “Covered Employee” (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) or the Company in its sole discretion believes that the Participant will be a Covered Employee, the Participant hereby acknowledges that an amount of Shares (and/or other amounts payable hereunder) that would result in the Participant not being a Covered Employee or, if necessary, all of the Shares (and/or other amounts payable hereunder) shall be deferred to reduce the impact of Section 162(m) to the Company. The deferral of such Shares (and/or other amounts payable hereunder) will continue until the time when the Company could distribute some or all of such Shares (and/or other amounts payable hereunder) to the Participant without any negative impact to the Company due to Section 162(m). If less than all of the Shares (and/or other amounts payable hereunder) are distributed to the Participant, the Company will distribute to the Participant the maximum number of Shares (and/or other amounts payable hereunder) that it may distribute to the Participant without any impact from Section 162(m). This distribution will occur each year until all deferred Shares (and/or other amounts payable hereunder) have been completely distributed to the Participant. Notwithstanding the foregoing, if a deferral pursuant to the provisions of this section is a violation of Internal Revenue Code Section 409A, as amended from time to time (“Section 409A”), or any other law or regulation, then the Participant and the Company hereby agree to modify, to the extent possible, the deferral required hereunder such that it is in compliance with Section 409A and/or such other law or regulation.

2.04 In addition, if any dividends are declared on the Shares prior to the vesting of the RSUs and subsequent issuance of the Shares, the Participant shall be entitled to have Dividend Equivalents credited to his or her Account. The Company annually, on December 31st of each year (or, if Deferred Dividend Equivalents are released earlier, on the date prior to such release), shall credit to the Account an amount of interest determined by applying the then-prevailing Interest Rate to the Deferred Dividend Equivalents. However, Deferred Dividend Equivalents credited during the then current calendar year, if any, shall be credited with interest only for the amount of time during the then current calendar year that such Deferred Dividend Equivalents were credited to the Account.

2.05 Vesting and Company’s Right to a Return of the RSUs.

(a) Vesting. The RSUs shall be one hundred percent (100%) vested and shall automatically convert into Shares on the third anniversary of the IC Payment Date (the “Vesting Date”) provided that the Participant remains an Employee with the Company or one of its subsidiaries or affiliates (the Company and its subsidiaries and affiliates hereinafter referred to as “THG”) through such date, unless the provisions of Section 2.05(c) shall extend the Vesting Date to a later date. Upon vesting, the Participant shall have no rights or interest to payment of the Basic Deferred Amount as cash.

(b) Termination. Upon termination of Participant’s Employment with THG for whatever reason, whether with or without Cause, for good reason or otherwise, any non-vested RSUs shall be automatically cancelled and forfeited to the Company for no consideration.

(c) Disability. In the event the Participant is placed in a long term disability status (as such term is defined in the Company’s Long-Term Disability Program, as in effect at the time) (“LTD Status”), then any time during which Participant is in such status shall not be counted in determining whether the Participant has provided the required amount of Employment for purpose of vesting of the RSUs. If, prior to vesting, Participant (i) is terminated due to disability, or (ii) has remained in LTD Status for one year or longer, any non-vested RSUs shall be automatically cancelled and forfeited to the Company for no consideration. In the event the Participant is placed in a LTD Status and vesting of the RSUs is suspended, the vesting of said units shall be reinstated if the Participant is removed from LTD Status prior to the first anniversary of being placed in LTD Status and immediately returns to Employment with THG. In such a situation, the RSUs will vest upon the Participant completing three years of active Employment with THG subsequent to the IC Payment Date.

(d) Death. In the event Participant dies any non-vested RSUs shall be automatically cancelled and forfeited to the Company for no consideration.

(e) Covered Transaction/Change in Control. In the event of a Covered Transaction or Change in Control, the RSUs shall be governed by the applicable provisions of Section 7(a) of the Plan.

2.06 In the event the RSUs are cancelled and forfeited to the Company for no consideration pursuant to the terms of this Agreement, the Participant shall (i) be entitled to receive, in cash, the Basic Deferred Amount, plus the interest on such amount from the IC Payment Date until the date the RSUs are cancelled and forfeited, and (ii) forfeit the 15% Premium and any Deferred Dividend Equivalents (and any Interest accrued thereon). Interest for these purposes shall be calculated based upon the Interest Rate and shall be compounded annually.

ARTICLE III
Manner of Payment

3.01 As soon as reasonably practicable following the Vesting Date that the Participant is not a Covered Employee, the Shares plus the Deferred Dividend Equivalents shall be delivered/paid to the Participant. The Dividend Equivalents shall only be due if the RSUs vest and are converted into Shares.

3.02 In the event the Participant is a Covered Employee but some or all of the Combined Deferred Amount, Shares and/or the Deferred Dividend Equivalents, if any, may be delivered/paid to the Participant, such portion of the Combined Deferred Amount, Shares and/or Deferred Dividend Equivalents as may be paid without violation of Section 162(m) shall be delivered/paid to the Participant as soon as such distribution/payment can be made.

ARTICLE IV
Further Provisions

4.01       Notices. Notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Human Resources Department or such other party as designated by the Company or mailed to its principal office and, if to the Participant, shall be delivered personally or mailed to the Participant at his or her address on the records of the Company.

4.02       Non-Hire/Solicitation/Confidentiality. As a condition of your eligibility to participate in this Company program and whether or not the RSUs vest, you agree that you will (i) not, directly or indirectly, during the term of your employment with THG, and for a period of one year thereafter, hire, solicit, entice away or in any way interfere with THG’s relationship with, any of its officers or employees, or in any way attempt to do so or participate with, assist or encourage a third party to do so, and (ii) neither disclose any of THG’s confidential and proprietary information to any third party, nor use such information for any purpose other than for the benefit of THG and in accordance with THG policy. The terms of this Section 4.02 shall survive the expiration or earlier termination of this Agreement.

4.03       Specific Performance. The Participant hereby acknowledges and agrees that in the event of any breach of Section 4.02 of this Agreement, the Company would be irreparably harmed and could not be made whole by monetary damages. The Participant accordingly agrees to waive the defense in any action for injunctive relief or specific performance that a remedy at law would be adequate and that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of Section 4.02.

4.04         Successors. The provisions of this Agreement will benefit and will be binding upon the permitted assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. However, neither the Participant nor any other payee hereunder shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any distribution and/or payments hereunder, which distribution and/or payments and the right thereto are expressly declared to be non-assignable and non-transferable, except as may be permitted by the Plan.

4.05         Interpretation. The terms of the RSUs are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

4.06        Governing Law. This Agreement shall be construed and applied (except as to matters governed by the Delaware General Corporation Law, as to which Delaware law shall apply) in accordance with the laws of the Commonwealth of Massachusetts.

4.07         Facsimile and Electronic Signature. The parties may execute this Agreement by means of a facsimile or electronic signature.

4.08        Entire Agreement; Counterparts. This Agreement and the Plan contains the entire understanding between the parties concerning the subject contained in this Agreement. Except for the Agreement and the Plan, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

4.09         Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

4.10         Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

4.11        Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes. The Administrator shall have full discretion to interpret and administer this Agreement. Any actions or decisions by the Administrator in connection with this Agreement shall be conclusive and binding upon the Participant.

4.12         No Effect on Employment. Nothing contained in this Agreement shall be construed to limit or restrict the right of THG to terminate the Participant’s employment at any time, with or without cause, or to increase or decrease the Participant’s compensation from the rate of compensation in existence at the time this Agreement is executed.

4.13         Taxes. To the extent the issuance of the Shares or the RSUs or any payment hereunder results in the receipt of compensation by the Participant for tax purposes, the Company shall withhold from any amounts payable hereunder any tax required to be withheld by reason thereof and may, at its option, withhold from such units, or the Shares which such units represent, a sufficient number of units/Shares to satisfy the minimum federal, state and local tax withholding due, if any, and remit the balance of the units/Shares to the Participant. Notwithstanding any language contained herein to the contrary, in no event shall the Company be liable for any taxes, penalties or other amounts for which Participant may be liable because of a violation of Section 409A or other such law or regulation.

4.14.        Unsecured Obligation. It is understood and agreed that the Combined Deferred Amount, Deferred Dividend Equivalents, the RSUs and the Account are and shall be owned by the Company and not by the Participant or by any other payee who shall be entitled to any payments under this Agreement. The Combined Deferred Amount, the Deferred Dividend Equivalents and the RSUs hereunder shall belong to the Company as part of its funds and for its own use and benefit. A trust is not created by this Agreement, nor shall a constructive trust be imposed. All payments payable and Shares to be distributed under this Agreement to the Participant or to any other payee shall be made by the Company, and both the Participant and any other payee always shall be general, unsecured creditors of the Company. All reference in this Agreement to the Account, to the Combined Deferred Amount and to the Deferred Dividend Equivalents are made herein solely as a means of measuring and determining the amount that the Company is to pay and the number of Shares that the Company is to deliver under this Agreement.

4.15.        Key Employees. To the extent the Participant is a key employee as defined in Internal Revenue Code Section 409A and any payment or distribution hereunder is required to be delayed until six months following a separation from service, such payment or distribution shall be so delayed, but not more than is required to comply with such rules.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

THE HANOVER INSURANCE GROUP, INC.

By:
Name: Bryan D. Allen
Title: Vice President & Chief Human Resources Officer

<PARTICIPANT NAME>